UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

Opus Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Davis Drive Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

(984) 884-6030
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2025, Opus Genetics, Inc., a Delaware corporation (the “Company”), appointed Robert Gagnon as the Company’s Chief Financial Officer and principal accounting officer, effective September 2, 2025 (the “Effective Date”).

In connection with his appointment, on August 29, 2025, Mr. Gagnon entered into an employment agreement (the “Employment Agreement”), effective as of the Effective Date, setting forth the terms of his employment with the Company. Pursuant to the Employment Agreement, for his service as Chief Financial Officer, Mr. Gagnon will receive an annual base salary of $465,000 and will be eligible to earn an annual performance bonus of up to 45% of his annual base salary for the applicable bonus year. The Company will issue Mr. Gagnon a stock option to purchase 250,000 shares of the Company’s common stock and an award for 200,000 shares of the Company’s common stock pursuant to the Company’s 2021 Inducement Plan, in each case subject to vesting over a period of four years. Mr. Gagnon is also eligible to participate in other benefits available to employees of the Company, including the Company’s paid vacation and sick leave plans, welfare and benefit plans, disability plans, and medical, death benefit, and life insurance plans.

There is no arrangement or understanding between Mr. Gagnon and any other person pursuant to which Mr. Gagnon was selected as the Company’s Chief Financial Officer. Mr. Gagnon has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Gagnon is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Employment Agreement is qualified by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Prior to joining the Company, Mr. Gagnon, age 51, served as the Chief Financial Officer of Remix Therapeutics, a biotechnology company, from March 2023 to June 30, 2025. Prior to Remix Therapeutics, Mr. Gagnon served as an Operating Partner at Gurnet Point Capital, a healthcare venture capital and private equity fund, from October 2022 to June 2023. Earlier, at Verastem, Inc., a biopharmaceutical company focused on developing oncology treatments, Mr. Gagnon served as Chief Financial Officer from August 2018 to October 2022 and as Chief Business Officer from June 2019 to October 2022. Prior to Verastem, Mr. Gagnon served as the Chief Financial Officer for Harvard Bioscience, Inc., a global developer and manufacturer of life science products, from November 2013 to August 2018. Mr. Gagnon’s prior experience includes serving as Chief Accounting Officer and Controller at Biogen Idec, Inc., as well as a variety of senior positions at Deloitte & Touche, LLP and PricewaterhouseCoopers, LLP. Mr. Gagnon holds an M.B.A. from the MIT Sloan School of Management and a B.A. in accounting from Bentley College. Mr. Gagnon currently serves as on the board of directors at Verastem, Harvard Biosciences, Purple Biotech Ltd., and Bone Biologics Corp.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing Mr. Gagnon’s appointment is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, and Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1*	Employment Agreement, dated as of August 29, 2025, by and between the Company and Robert Gagnon.
99.1	Press Release, dated September 2, 2025.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

*	Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2025	OPUS GENETICS, INC.

	By:	/s/ Dr. George Magrath
	Name:	Dr. George Magrath
	Title:	Chief Executive Officer